                                                                    EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Hutchinson Technology Incorporated on Form S-3 of our report dated October 31, 2002, relating to the financial statements of Hutchinson Technology Incorporated as of and for the year ended September 29, 2002, appearing in the Annual Report on Form 10-K of Hutchinson Technology Incorporated for the year ended September 29, 2002 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 27, 2003